Exhibit 3(i)

CERTIFICATE Of AMENDED ARTICLES OF INCORPORATION Of KRUG INTERNATIONAL CORP.

MARICE F. KRUG, Chairman and President, and JAMES J. MULLIGAN, Secretary, of KRUG INTERNATIONAL, CORP., a corporation for profit under the General Corporation Law of Ohio, the principal office of which is located in the City of Dayton, Montgomery County, Ohio, do hereby certify that a meeting of the Board of Directors of said Corporation was duly called and held on August 12, 1986, at which meeting all of the Directors were present, and at such meeting the following resolution was duly adopted pursuant to Section 1701.72(B) of the Ohio Revised Code by the vote of all of the Directors:

RESOLVED, that the Amended Articles of Incorporation be, and they hereby are, amended to read as set forth in the Amended Articles of Incorporation attached hereto marked Exhibit “A” and hereby made a part hereof.

The basis for the adoption by the Directors of the attached Amended Articles of Incorporation is to consolidate the Amended Articles of Incorporation and all previously adopted amendments thereto that were in force on the date of said meeting.

IN WITNESS WHEREOF, the said MAURICE F. KRUG, Chairman and President, and JAMES J. MULLIGAN, Secretary, of KRUG INTERNATIONAL CORP., acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 12th day of August, 1986.

/s/ Maurice F. krug
MAURICE F. KRUG

/s/ James J. Mulligan
JAMES J. MULLIGAN

EXHIBIT A

AMENDED ARTICLES OF INCORPORATION

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KRUG INTERNATIONAL CORP.

FIRST: The name of this Corporation shall be KRUG International Corp.

SECOND: The principal office of the Corporation shall be located in the City of Dayton, Montgomery County, Ohio.

THIRD: The purpose or purposes for which the Corporation is formed are:

A.To engage in the trade or business of research, design, development and manufacture of semiautomatic and automatic equipment and components in the electrical, electromechanical and electronic fields, to consult and perform services related to design application and integration of units and devices into systems in these fields; to conduct studies, consult, do research in, make data processing reduction and analysis of, design and manufacture and perform other services related to these units, devices and systems including, but not limited to, instrumentation, test, calibration, installation, maintenance, repair, component replacement on military and commercial flight and space vehicles and devices, the instruments thereon, the component thereof and the equipment associated therewith.

B.To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

C.To purchase or otherwise acquire, construct, hold, maintain, work, develop, sell, lease, exchange, convey, transfer, mortgage, pledge, hypothecate, loan money upon, or in any manner dispose of and deal in, within and without the State of Ohio, wherever situated, real property of every kind, character and description whatsoever and any interest therein, and personal or mixed property of every kind, character and description whatsoever, including the shares of stock and other securities or obligations of other corporations, and any franchises, rights, licenses, or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

D.To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association, corporation, municipality, state or government, or any political or other subdivision of any of the same.

E.To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant, pledge or otherwise dispose of, and in any manner deal with, any and all inventions, devices, processes and any improvement and modifications thereof; and any and all letters patent of the United States or any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

F.To purchase or otherwise acquire the whole or any part of the property, assets, business, good will and rights, and to undertake and assume the whole or any part of the liabilities and obligations, of any person, firm, association or corporation, and to pay for the same in cash or in shares of any class or series, or in bonds, debentures, notes or other obligations of the corporation, or otherwise; to hold or in any manner to dispose of the whole or any part of the property or assets so acquired, and to conduct the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of any such business.

G.To do any and all things necessary, convenient, or expedient for the accomplishment of any of the purposes or the furtherance of any of the powers hereinbefore set forth either alone or in associating with other corporations, firms or individuals, and in general to carry on any other business not forbidden by the General Corporation Law of the State of Ohio.

Each purpose specified in any clause or paragraph contained in this Article THIRD shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

FOURTH:The maximum number. of shares which the Corporation is authorized to have outstanding is 14,000,000 shares which shall be classified as follows :

2,000,000 Preferred Shares without par value (hereinafter called “Preferred Shares”); and

12, 000, 000 Common Shares without par value (hereinafter called “Preferred Shares)”.

SECTION 1.The express terms and provisions of the Preferred Shares are as follows:

I.Preferred Shares may be issued in series from time to time.  Within the limitations and restrictions set forth in this Article. FOURTH, the “Board of Directors is expressly authorized, at one time or• from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or after the division of such shares into series, the designation and number of shares of each series, the  dividend rates, the dates of payment of dividends, the dates from, which dividends shall be cumulative, redemption rights,  redemption prices, liquidation prices, sinking fund  requirements, conversion rights, and restrictions on  issuance of shares of the same series or of any other class  or series . The express terms and provisions of Preferred Shares of different series s hall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In  case the stated dividends or the amounts payable on  dissolution, liquidation, or sale of assets of the  corporation are not paid in full, all Preferred Shares of  all series shall participate ratably in the payment of  dividends, including accumulations , if any, in proportion to  the sums which would be payable thereon if all dividends  thereon were paid in full, and, in any distribution of  assets other than by way of dividends, in proportion to the  sums which would be payable on such distribution if all sums  payable thereon to holders of Preferred Shares were  discharged in full .

II.The holders of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, Subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the several series of Preferred Shares, and no more. Dividends on each Preferred Share shall be cumulative from the date fixed therefor by the Board of Directors.

Subject to the provisions of this Article. FOURTH, the holders of all Common Shares shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors.

III.Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

(a)in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the sum fixed for such contingency by the Board of Directors in respect of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

(b)in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors in respect of such series prior to the initial issuance of the first share s of such series, together with a sum, whether or not  earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment.

After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable.  For the purposes of this subsection III, a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

IV.The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

V.So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund or market fund, or otherwise) be made, on any of the Common Shares unless:

(a)all dividends on all outstanding Preferred Shares shall have been paid, and full dividends thereon for the then current quarterly dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

(b)the corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

VI.Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired by the Corporation otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be cancelled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

SECTION 2.The express terms and provisions of the Common Shares are as follows:

I.The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

II.The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

III.The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

IV.The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

Section 3.No shareholder of the Corporation shall have the right to vote cumulatively in the election of directors of the Corporation.

FIFTH : When authorized by the affirmative vote of  the Board of Directors, without the action or approval of the shareholders of this Corporation, this Corporation may purchase, or contract to purchase, at any time and from time to time, shares of any class issued by this Corporation, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness or any other securities of this Corporation, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine, provided that no such purchase shall be made, pursuant to any such contract or otherwise, if after such purchase the assets of this Corporation would be less than its liabilities plus stated capital or if it is insolvent as defined in the General Corporation Law of Ohio or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

SIXTH : No shareholder of this Corporation shall be entitled, as such, as a matter of right to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors, in its discretion, from time to time may determine.

SEVENTH : This Corporation may amend its Articles of Incorporation in any respect in the manner provided by law, and may make amendments substantially changing the purposes for which the Corporation is formed.

EIGHTH : The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine to the extent permitted by the General Corporation Law of Ohio whether any, and, if any, what part of its surplus, however created or arising, shall be used or dispose d of or declared in dividends or paid to shareholders .

NINTH : Every statute of the State of Ohio hereafter enacted whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Law of said State are increased, diminished or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the Shareholders of any such corporation, shall apply to this Corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of these Amended Articles of Incorporation .

TENTH : A director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable or in any way affected or invalidate d by reason of the fact that any director or any firm of which any direct or is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the Corporation for or in respect of any such transaction or contract or act of this Corporation or for any gains or profits realized by him by reason of the fact he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act ; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract or transaction or act , and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

The Board of Directors shall have the power to fix compensation of officers or directors or both and a director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall take such action and may vote thereat in favor or against such action whether or not such director may be interested in the action so taken.

ELEVENTH : These Amended Articles of Incorporation supersede the existing Articles of Incorporation and all amendments thereto .

CERTIFICATE OF AMENDMENT BY SHAREHOLDERS

TO AMENDED ARTICLES OF INCORPORATION
OF

KRUG INTERNATIONAL CORP.

CHARTER NUMBER 281540

James J. Mulligan, Secretary of the above named Ohio corporation organized for profit, does hereby certify that a meeting of the shareholders was duly called and held on August 20, 2001, at which meeting a quorum of the shareholders was present in person or by proxy, and that at such meeting the following resolution was adopted by the affirmative vote of the holders of shares entitling them to exercise more than two thirds of the voting power of said corporation:

RESOLVED, that Article First of the Amended Articles of Incorporation of the Corporation be amended to read as follows:

“The name of this Corporation shall be “SUNLINK HEALTH SYSTEMS, INC.”

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of KRUG International Corp., has hereunto subscribed his name this 20th day of August, 2001.

/s/ James J. Mulligan
James j. Mulligan, Secretary

AMENDED ARTICLES OF INCORPORATION
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SUNLINK HEALTH SYSTEMS, INC.

Robert M. Thornton, Jr., President and Chief & Executive Officer of SunLink Health Systems, Inc., an Ohio corporation (the “Corporation”), does hereby certify that at a meeting of the Board of Directors of the Corporation, duly called and held on the 8th day of February, 2004, at which a quorum of such Directors was present, the following resolution adopting Amended Articles of Incorporation of the Corporation was adopted by the affirmative vote of all of the Directors present:

RESOLVED, that pursuant to the authority granted to this Board of Directors by Section 1701.70(B)(l) and 1701.72(B) of the Ohio Revised Code, and pursuant to Article FOURTH of the Corporation’s Amended Articles of Incorporation, in connection with the execution of the Shareholder Rights Agreement dated February 8, 2004. between SunLink Health Systems, Inc. and Wachovia Bank, N.A. (the “Rights Agreement”), the Board of Directors hereby adopts Amended Articles of Incorporation of the Corporation in the form attached as Appendix A to the Rights Agreement.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of SunLink Health Systems, Inc., has hereunto subscribed his name this 8th day of February, 2004.

/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr.
President and Chief Executive Officer

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 14,000,000 shares which shall be classified as follows:

2,000,000 Preferred Shares without par value (hereinafter called “Preferred Shares”); and
12,000,000 Common Shares without par value (hereinafter called “Common Shares”).

SECTION 1. The express terms and provisions of the Preferred Shares are as follows:

I. Preferred Shares may be issued in series from time to time. Within the limitations and restrictions set forth in this Article FOURTH, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rates, the date of payment of dividends, the dates from which dividends shall be cumulative, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the corporation are not paid in full; all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

II. The holders of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the several series of Preferred Shares, and no more. Dividends on each Preferred Share shall be cumulative from the date fixed therefor by the Board of Directors.

Subject to the provisions of this Article FOURTH, the holders of all Common Shares shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors.

III. Upon dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

(a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the sum fixed for such contingency by the Board of Directors in respect of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

(b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors in respect of such series prior to the initial issuance of the first shares or series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment. After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid.in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this subsection III, a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation, with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

IV. The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

V. So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund or market fund, or otherwise) be made, on any of the Common Shares unless:

(a) all dividends on all outstanding Preferred Shares shall have been paid, and full dividends thereon for the then current quarterly dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and •

(b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

VI. Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired by the Corporation otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be canceled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

VII. Series A Voting Preferred Shares:

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as “Series A Voting Preferred Shares” is hereby created and shall consist of 500,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

l. Voting Rights. The holders of Series A Voting Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

2. Dividends. The Board shall declare a dividend or distribution on the Series A Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 100.

3. Reacquired Shares. Any Series A Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series A Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

4. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(a) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series A Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share ($0.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares; or

(b) the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Voting Preferred Shares, except distributions made ratably on the Series A Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series A Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

5. Combination. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into  other stock, securities, cash or any other property, then (in each such event) the Series A Voting  Preferred Shares shall at the same time be similarly exchanged or changed in an amount per  Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the  aggregate amount of stock; securities, cash or any other property (payable in kind), as the case  may be, into which or for which .each Common Share is changed or exchanged. If, at any time on  or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common  Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the  outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller  number of Shares, then (in each such case) the amount set forth in the preceding sentence with  respect to the exchange or change of Series A Voting Preferred Shares shall be adjusted by  multiplying such amount by a fraction, the numerator of which is the number of Common Shares  outstanding immediately after such event and the denominator of which is the number of  Common Shares that were outstanding immediately prior to such event.

6. No Redemption. The Series A Voting Preferred Shares shall not be redeemable; provided, however, that the Corporation may acquire Series A Voting Preferred Shares in any other manner permitted by law or these Articles.

7. Ranking. Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series A Voting Preferred Shares shall rank junior to all other series of the Corporation’s Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

8. Amendment. These Articles shall not, following the issuance of any shares of Series A Voting Preferred, be further amended in any manner which would materially and adversely alter or change; the powers, preference or special rights of the Series A Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series A Voting Preferred Shares, voting together as a single series.

9. Fractional Shares. Series A Voting Preferred Shares may be issued in fractions of a share (in one one-hundredths (1/100) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder's fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Voting Preferred Shares.

SECTION 2. The express terms and provisions of the Common Shares are as follows:

I. The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

II. The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

III. The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

IV. The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

SECTION 3. No shareholder of the Corporation shall have the right to vote cumulatively in the election of directors of the Corporation.

AMENDMENT TO ARTICLES OF INCORPORATION

OF

SUNLINK HEALTH SYSTEMS, INC.

Robert M. Thornton. Jr., President and Chief Executive Officer of SUNLINK HEALTH SYSTEMS, INC., an Ohio corporation (the “Corporation”), hereby certifies that, at a meeting of the Board of Directors of the Corporation, duly called and held on the 23rd day of September, 2016, at which a quorum of such Directors was present, the following resolution adopting the attached Amendment to the Articles of Incorporation of the Corporation was adopted by the affirmative vote of all of the Directors present:

RESOLVED that, pursuant to the authority granted to this Board of Directors by Section 170l.70(B)(1) of the Ohio Revised Code, and pursuant to Article FOURTH of the Corporation’s Amended Articles of Incorporation, in connection with the Corporation’s Tax Benefits Protection Plan to be dated September 29, 2016 (the “Plan”), the Board of Directors hereby adopts, effective September 29, 2016, the Certificate of Amendment to Amend and Restate Article Fourth of the Amended Articles of Incorporation of the Corporation in the form substantially presented to the Board of Directors and to be attached as Appendix A to the Plan.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of SunLink Health Systems, Inc., has hereunto subscribed his name on the 29th day of September, 2016.

/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr.
President and Chief Executive Officer of SunLink Health Systems, Inc.

CERTIFICATE OF AMENDMENT TO

AMEND AND RESTATE ARTICLE FOURTH OF THE

AMENDED ARTICLES OF INCORPORATION

OF

SUNLINK HEALTH SYSTEMS, INC.

FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 14,000,000 shares which shall be classified as follows:

2,000,000 Preferred Shares without par value (hereinafter called “Preferred Shares”); and

12,000,000 Common Shares without par value (hereinafter called “Common Shares”).

SECTION l. The express terms and provisions of the Preferred Shares are as follows:

I.      Preferred Shares may be issued in series from time to time. Within the limitations and restrictions set forth in this Article FOURTH, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of  each series, the dividend rates, the date of payment of dividends, the dates from which dividends shall be cumulative, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection I. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the corporation are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the sums which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

II.      The holders of a series of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the specified series of Preferred Shares, and no more. Dividends on each specified series of Preferred Shares shall be cumulative from the date fixed therefor by the Board of Directors.

Subject to the provisions of this Article FOURTH, the holders of all Common Shares shall be entitled to receive such dividends as may from time to time be declared thereon by the Board of Directors.

III.     Upon dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

(a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the sum fixed for such contingency by the Board of Directors in respect of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment; or

(b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors in respect of such series prior to the initial issuance of the first shares or series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment. After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this Section III(b), a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation, with or into the Corporation shall not be deemed a dissolution, liquidation, or sale of assets.

IV. The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively when voting as a series or class.

V. So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund or market fund, or otherwise) be made, on any of the Common Shares unless:

(a) all dividends on all outstanding Preferred Shares shall have been paid, and full dividends thereon for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

(b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

V. Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be re-issued except as hereinafter provided. Such shares and any other Preferred Shares acquired by the Corporation otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be canceled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

VI. Series A Voting Preferred Shares:

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as “Series A Voting Preferred Shares” is hereby created and shall consist of 500,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

1. Voting Rights. The holders of Series A Voting Preferred Shares shall be entitled to one hundred votes for each Preferred Share held by them respectively and shall be entitled to vote on all matters on which the Common Shares are entitled to vote.

2. Dividends. The Board shall declare a dividend or distribution on the Series A Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 100.

3. Reacquired Shares. Any Series A Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series A Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

4. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(a) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series A Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share ($0.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares; or

(b)  the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Voting Preferred Shares, except distributions made ratably on the Series A Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series A Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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5. Combination.   If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock, securities, cash or any other property, then (in each such event) the Series A Voting Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series A Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of  which is the number of Common Shares that were outstanding immediately prior to such event.

6. No Redemption.  The Series A Voting Preferred Shares shall not be redeemable; provided, however, that the Corporation may acquire Series A Voting Preferred Shares in any other manner permitted by law or these Articles.

7. Ranking.  Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series A Voting Preferred Shares shall rank junior to all other series of the Corporation's Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

8. Amendment. These Articles shall not, following the issuance of any shares of Series A Voting Preferred, be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series A Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series A Voting Preferred Shares, voting together as a single series.

9. Fractional Shares. Series A Voting Preferred Shares may be issued in fractions of a share (in one one-hundredths (1/100) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder's fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Voting Preferred Shares.

VIII. Series B Preferred Shares:

From the authorized number of Preferred Shares of Corporation, a series of Preferred Shares designated as "Series B Voting Preferred Shares" is hereby created and shall consist of 900,000 Preferred Shares of which the preferences, relative and other rights, and the qualifications, limitations or restrictions thereof shall be (in addition to those set forth elsewhere in these Articles) as follows:

l. Voting Rights.  The holders of Series B Voting Preferred Shares shall be entitled to one thousand votes for each Preferred Share held by them respectively and shall be entitled to vote on all matters on which the Common Shares are entitled to vote.

2. Dividends.  The Board shall declare a dividend or distribution on the Series B Voting Preferred Shares immediately after it declares any dividend or distribution on the Common Shares. Such dividends or distributions shall be in an amount per share equal to the amount per share of the dividend or distribution declared for each Common Share, multiplied by 1000.

3. Reacquired Shares.  Any Series B Voting Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such acquisition. All such shares, upon their cancellation, shall become authorized but unissued Preferred Shares, without designation as to series, and may be reissued as part of any series of Preferred Shares created by the Board (including Series B Voting Preferred Shares) subject to the condition and restrictions on issuance set forth herein.

4. Liquidation. Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

(a) the holders of (x) Preferred Shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Voting Preferred Shares or (y) any holder of Common Shares, unless (prior thereto) the holders of Series B Voting Preferred Shares have received the greater of: (i) One Dollar ($1.00) per share ($0.01 per one one-thousandth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon (whether or not declared) to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment herein set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Shares; or

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(b) the holders of Preferred Shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Voting Preferred Shares, except distributions made ratably on the Series B Voting Preferred Shares and all other such parity Preferred Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

If the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then (and in each such event) the aggregate amount to which the holder of each share of Series B Voting Preferred Shares was entitled immediately prior to such event under paragraph (a) of this Section 4 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such  event.

5.Combination. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock, securities, cash or any other property, then (in each such event) the Series B Voting Preferred Shares shall at the same time be similarly exchanged or changed in an amount per Share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If, at any time on or after the Rights Declaration Date, the Corporation (i) declares any dividend on Common Shares payable outstanding Common Shares into a smaller number of Shares, (ii) subdivides the outstanding Common Shares; or (iii) combines the outstanding Common Shares into a smaller number of Shares, then (in each such case) the amount set forth in the preceding sentence with respect to the exchange or change of Series B Voting Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of  which is the number of Common Shares that were outstanding immediately prior to such  event.

6. No Redemption. The Series B Voting Preferred Shares shall not be redeemable; provided, however, that the Corporation may acquire Series B Voting Preferred Shares in any other manner permitted by law or these Articles.

7. Ranking. Unless otherwise provided in these Articles or any subsequent amendment of these Articles relating to a subsequent series of Preferred Shares of the Corporation, the Series B Voting Preferred Shares shall rank pari passu to the Series A Voting Preferred Shares and junior to all other series of the Corporation's Preferred Shares as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Shares.

8. Amendment. These Articles shall not, following the issuance of any shares of Series B Voting Preferred, be further amended in any manner which would materially and adversely alter or change the powers, preference or special rights of the Series B Voting Preferred Shares without the affirmative vote of the holders of at least a majority of the outstanding Series B Voting Preferred Shares, voting together as a single series.

9. Fractional Shares. Series B Voting Preferred Shares may be issued in fractions of a share (in one one-thousandths (1/1000) of a Share and integral multiples thereof) that shall entitle the holder (in proportion to such holder's fractional shares) to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Voting Preferred Shares.

10. Rights Plan. The Series B Voting Preferred Shares are the Series B Preferred Shares referred to in that certain SunLink Tax Benefits Preservation Rights Plan between the Corporation and the Rights Agent identified therein dated as of September 29, 2016.

SECTION 2.   The express terms and provisions of the Common Shares are as follows:

I. The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

II. The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares with respect to the payment of dividends, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

III. The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after

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there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

IV.   The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

SECTION 3. No shareholder of the Corporation shall have the right to vote cumulatively in the election of directors of the Corporation.

5

AMENDMENT TO ARTICLES OF INCORPORATION

OF

SUNLINK HEALTH SYSTEMS, INC.

Robert M. Thornton, Jr., President and Chief Executive Officer of SUNLINK HEALTH  SYSTEMS, INC., an Ohio corporation (the “Corporation”), hereby certifies that, at a meeting of  the shareholders of the Corporation, duly called and held on the 7th day of November, 2016, at  which a quorum of such shareholders was present, the following resolution adopting the attached Amendment to the Articles of Incorporation of the Corporation was adopted by the affirmative vote of at least two-thirds of the issued and outstanding common shares of the Corporation outstanding as of the record date of September 19, 2016:

RESOLVED that, pursuant to the authority granted to the shareholders of the Corporation by Section 1701.71 (A)(1) of the Ohio Revised Code, the shareholders of the Corporation hereby adopt, effective November 7, 2016, the Certificate of Amendment to the Amended Articles of Incorporation of the Corporation to amend and restate Article Fifth thereto in substantially the form presented to the shareholders and attached hereto.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of SunLink Health Systems, Inc., has hereunto subscribed his name on the 22nd day of November, 2016.

/s/ Robert M. Thornton, Jr.
Robert M. Thornton, Jr.
President and Chief Executive Officer of SunLink Health Systems, Inc.

CERTIFICATE OF AMENDMENT TO

AMEND AND RESTATE ARTICLE FIFTH OF THE

AMENDED ARTICLES OF INCORPORATION

OF

SUNLINK HEALTH SYSTEMS, INC.

ARTICLE FIFTH

Section 1.    When authorized by the affirmative vote of the Board of Directors, without the action or approval of the shareholders of this Corporation, this Corporation may purchase, or contract to purchase, at any time and from time to time, shares of any class issued by this Corporation, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidence of indebtedness or any other securities of this Corporation, for such prices and upon and subject to such terms and conditions as the Board of Directors may determine, provided that no such purchase shall be made, pursuant to any such contract or otherwise, if after such purchase the assets of this Corporation would be less than its liabilities plus stated capital or if it is insolvent as defined in the General Corporation Law of Ohio or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

Section 2.

(a) Definitions. As used in this Article Fifth, Section 2, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(i) “4.9-percent Transaction” means any Transfer described in clause (i) or (ii) of paragraph (b) of this Article Fifth, Section 2.

(ii) “4.9-percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the corporation pursuant to Treasury Regulation § 1.382-2T(g), as applied by replacing “5-percent” with “4.9-percent,” where applicable.

(iii) “Agent” has the meaning set forth in paragraph (e) of this Article Fifth, Section 2.

(iv) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(v) “Company Security” or “Company Securities” means (i) any Shares, (ii) shares of preferred stock issued by the Company (other than preferred stock described in § 1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § l.382-2T(h)(4)(v)) to purchase securities of the Company.

(vi) “Effective Date” means the date of filing of this Certificate of Amendment of the Articles of Incorporation, as amended, of the Company with the Secretary of State.

(vii) “Excess Securities” has the meaning set forth in paragraph (d) of this Article Fifth, Section 2.

(viii) “Expiration Date” means the earliest of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article Fifth, Section 2 is no longer necessary or desirable for the preservation of Tax Benefits, (ii) the close of business on the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with paragraph (1) of this Article Fifth, Section 2.

(ix) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k) and Treasury Regulation § 1.382-4, or any successor provisions.

(x) “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

(xi) “Prohibited Distributions” means any and all dividends or other distributions paid by the Company with respect to any Excess Securities received by a Purported Transferee.

(xii) “Prohibited Transfer” means any Transfer or purported Transfer of Company Securities to the extent that such Transfer is prohibited and/or void under this Article Fifth, Section 2.

(xiii) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(xiv) “Purported Transferee” has the meaning set forth in paragraph (d) of this Article Fifth, Section 2.

(xv) “Remedial Holder” has the meaning set forth in paragraph (g) of this Article Fifth, Section 2.

(xvi) “Shares” means any interest that would be treated as “stock” of the Company pursuant to Treasury Regulation § 1.382-2T(f)(18).

(xvii) “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Shares pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or such Shares are otherwise aggregated with Shares owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder.

(xviii) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Company or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(xix) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, event or occurrence or other action taken by a person, other than the Company, that alters the Percentage Share Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Company, nor shall a Transfer include the issuance of Shares by the Company.

(xx) “Transferee” means any Person to whom Company Securities are Transferred.

(xxi) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

(b) Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article Fifth, Section 2 any attempted Transfer of Company Securities prior to the Expiration Date and any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or Persons would become a 4.9-percent Shareholder or (ii) the Percentage Share Ownership in the Company of any 4.9-percent Shareholder would be increased. The prior sentence is not intended to prevent Company Securities from being DTC-eligible and shall not preclude the settlement of any transaction in Company Securities entered into through the facilities of a national securities exchange; provided, however, that the Company Securities and parties involved in such transaction shall remain subject to the provisions of this Article Fifth, Section 2 in respect of such transaction.

(c) Exceptions.

(i) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(ii) The restrictions set forth in paragraph (b) of this Article Fifth, Section 2 shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this paragraph (c) of this Article Fifth, Section 2, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Company. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article Fifth, Section 2 through duly authorized officers or agents of the Company. Nothing in this paragraph (c) of this Article Fifth, Section 2 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(d) Excess Securities.

(i) No employee or agent of the Company shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Company for any purpose whatsoever in respect of the Company Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to paragraph (e) of this Article Fifth, Section 2 or until an approval is obtained under paragraph (c) of this Article Fifth, Section 2. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Company Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this paragraph (d) or paragraph (e) of this Article Fifth, Section 2 shall also be a Prohibited Transfer.

(ii) The Company may require as a condition to the registration of the Transfer of any Company Securities or the payment of any distribution on any Company Securities that the proposed Transferee or payee furnish to the Company all information reasonably requested by the Company with respect to its direct or indirect ownership interests in such Company Securities. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Fifth, Section 2, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Shares and other evidence that a Transfer will not be prohibited by this Article Fifth, Section 2 as a condition to registering any transfer.

(e) Transfer to Agent. If the Board of Directors determines that a Transfer of Company Securities constitutes a Prohibited Transfer, then, upon written demand by the Company sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Company grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (f) of this Article Fifth, Section 2 if the Agent rather than the Purported Transferee had resold the Excess Securities.

(f) Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections l70(b)(1)(A), 2055 and 2552 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this paragraph (f) of Article Fifth, Section 2, ln no event shall the proceeds of any sale of Excess Securities pursuant to this paragraph (f) of Article Fifth, Section 2 inure to the benefit of the Company or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

(g) Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of Company Securities within the meaning of Delaware law but which would cause a 4.9-percent Shareholder to violate a restriction on Transfers provided for in this Article Fifth, Section 2, the application of paragraphs (e) and (f) of this Article Fifth, Section 2 shall be modified as described in this paragraph (g) of this Article Fifth, Section 2. In such case, no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Company Security, but such 4.9- percent Shareholder and/or any Person whose ownership of Company Securities is attributed to such 4.9- percent Shareholder (such 4.9-percent Shareholder or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Company Securities (which Company Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Article Fifth, Section 2. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Company Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in paragraphs (e) and (f) of this Article Fifth, Section 2, except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person. The purpose of this paragraph (g) of Article Fifth, Section 2 is to extend the restrictions in paragraphs (b) and (e) of this Article Fifth, Section 2 to situations in which there is a 4.9-percent Transaction without a direct Transfer of Company Securities, and this paragraph (g) of Article Fifth, Section 2, along with the other provisions of this Article Fifth, Section 2, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

(h) Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Company makes a written demand pursuant to paragraph (e) of this Article Fifth, Section 2 (whether or not made within the time specified in paragraph (e) of this Article Fifth, Section 2), then the Company may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this paragraph (h) of Article Fifth, Section 2 shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Fifth, Section 2 being void ab initio, (ii) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Company to act within the time periods set forth in paragraph (e) of this Article Fifth, Section 2 to constitute a waiver or loss of any right of the Company under this Article Fifth, Section 2. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article Fifth, Section 2.

(i) Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article Fifth, Section 2 who knowingly violates the provisions of this Article Fifth, Section 2 and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Company’s ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

(j) Obligation to Provide Information. As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Company may request from time to time in order to determine compliance with this Article Fifth, Section 2 or the status of the Tax Benefits of the Company.

(k) Legends. The Board of Directors may require that any certificates issued by the Company evidencing ownership of Shares that are subject to the restrictions on transfer and ownership contained in this Article Fifth, Section 2 bear the following legend:

“THE AMENDED ARTICLES OF INCORPORATION, AS AMENDED (THE “ARTICLES OF INCORPORATION”), OF THE COMPANY CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE ARTICLES OF INCORPORATION) OF SHARES OF THE COMPANY (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF SHARES OF THE COMPANY (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A 4.9-PERCENT SHAREHOLDER (AS DEFINED IN THE ARTICLES OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN TIIE ARTICLES OF INCORPORATION) TO THE COMPANY’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE COMPANY WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES THAT VIOLATE THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE ARTICLES OF INCORPORATION TO CAUSE THE 4.9-PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE ARTICLES OF INCORPORATION CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Company evidencing ownership of Shares that are subject to conditions imposed by the Board of Directors under paragraph (c) of this Article Fifth, Section 2 also bear a conspicuous legend referencing the applicable restrictions.

(l) Authority of Board of Directors.

(i) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article Fifth, Section 2, including, without limitation, (1) the identification of 4.9-percent Shareholders, (2) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (3) the Percentage Share Ownership in the Company of any 4.9-percent Shareholder, (4) whether an instrument constitutes a Company Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to paragraph (f) of this Article Fifth, Section 2, (6) whether the benefit to be derived from the Tax Benefits is material; (7) whether enforcement of the provisions of this Article should be deferred or suspended for one or more periods upon a determination by the Board of Directors that the benefits from the Tax Benefits are not material or reasonably expected to be material; and (8) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Fifth, Section 2. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Company not inconsistent with the provisions of this Article Fifth, Section 2 for purposes of determining whether any Transfer of Company Securities would jeopardize or endanger the Company’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article Fifth, Section 2.

(ii) Nothing contained in this Article Fifth, Section 2 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company and its Shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (1) accelerate the Expiration Date, (2) modify the ownership interest percentage in the Company or the Persons or groups covered by this Article Fifth, Section 2, (3) modify the definitions of any terms set forth in this Article Fifth, Section 2 or (4) modify the terms of this Article Fifth, Section 2 as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Company shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Company shall deem appropriate.

(iii) In the case of an ambiguity in the application of any of the provisions of this Article Fifth, Section 2, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article Fifth, Section 2 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Fifth, Section 2. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Company, the Agent, and all other parties for all other purposes of this Article Fifth, Section 2. The Board of Directors may delegate all or any portion of its duties and powers under this Article Fifth, Section 2 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article Fifth, Section 2 through duly authorized officers or agents of the Company. Nothing in this Article Fifth, Section 2 shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law.

(m) Reliance. To the fullest extent permitted by law, the Company and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Company and the Company’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Fifth, Section 2. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Company Securities owned by, any Shareholder, the Company is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Company Securities.

(n) Benefits of this Article Fifth, Section 2. Nothing in this Article Fifth, Section 2 shall be construed to give to any Person other than the Company or the Agent any legal or equitable right, remedy or claim under this Article Fifth, Section 2. This Article Fifth, Section 2 shall be for the sole and exclusive benefit of the Company and the Agent.

(o) Severability. The purpose of this Article Fifth, Section 2 is to facilitate the Company’s ability to maintain or preserve its Tax Benefits. If any provision of this Article Fifth, Section 2 or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Fifth, Section 2.

(p) Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Company or the Agent under this Article Fifth, Section 2, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

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